SECURED PROMISSORY NOTE


$196,875.00                                                   New York, New York
                                                                   June 26, 2000

          FOR VALUE RECEIVED, the undersigned, DAVID A. LEVIN (the
"Obligor"), hereby unconditionally promises to pay to the order of DESIGNS, INC., a Delaware corporation (together with any such subsequent Holder of this Note, the "Holder"), the principal sum of one hundred ninety-six thousand eight hundred and seventy-five dollars ($196,875.00), together with simple, uncompounded interest thereon from the date hereof on the principal amount from time to time outstanding at the rate of six and fifty-three one-hundredths percent (6.53%) per annum until the Maturity Date (as hereinafter defined) and thereafter at the rate of six and fifty-three one-hundredths percent (6.53%) per annum. Interest shall be calculated from (and including) the date hereof to (but not including) the date of payment. This Note and all accrued but unpaid interest thereon shall be due and payable on June 26, 2003 (the "Maturity Date") or such earlier date as required herein.

          Pursuant to the Security and Pledge Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge Agreement") of even date herewith between the Obligor and the Holder, the Obligor has pledged 150,000 shares (the "Shares") of common stock of the Holder (including any other security into which such shares shall be converted or for which such shares shall be exchanged in any recapitalization, reorganization, merger, consolidation, share exchange or similar business combination transaction, the "Collateral") as collateral to the Holder to secure his prompt and full performance of his obligations hereunder and under the Pledge Agreement. Any unpaid amounts due and payable under the Pledge Agreement shall constitute principal amounts due under this Note. To the extent that the Collateral (or the proceeds thereof) maybe insufficient to satisfy all of the Obligor's obligations under this Note and the Pledge Agreement, the Obligor shall remain personally liable for any such deficiency.

          The Obligor and the Holder intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. If under any circumstances whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding the highest lawful rate of interest prescribed by law, then, ipso facto, the interest due hereunder shall be reduced to such rate; and if under any circumstances the Holder ever shall receive from or on behalf of the Obligor an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal owing hereunder or of any other amounts owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Obligor or to any other person making such payment on the Obligor's behalf.

          1. PAYMENT PROVISIONS. On the Maturity Date, the entire outstanding principal amount of this Note, together with all accrued but unpaid interest hereon, shall automatically become immediately due and payable without protest, presentment, demand or notice (except the notices referred to herein), all of which are expressly waived by the Obligor. All payments under this Note shall be applied first to costs of collection, second to accrued but unpaid interest and last to the payment of principal.

          Principal, interest and all other amounts due hereunder shall be payable in lawful money of the United States of America in immediately available funds or by check. The principal and interest on this Note shall be paid without setoff or counterclaim and free and clear of and exempt from, and without deduction for or on account of, any present or future taxes, imposts, duties, deduction, withholdings or other charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government or any political subdivision or taxing authority thereof. Whenever any payment hereunder shall be due on a day other than a Business Day (as defined below), such payment shall be made on the next succeeding Business Day. For purposes of this Note, a "Business Day" shall mean any day on which commercial banks are not authorized or required to be closed in Boston, Massachusetts.

          2. PREPAYMENT. The Obligor may, at any time and from time to time, prepay the then unpaid principal balance of this Note in whole or in part without penalty or premium, but with interest calculated as aforesaid to the date of such prepayment.

          3. EVENTS OF DEFAULT. If any events specified in this Section
3 shall occur and continue uncured for a period of thirty (30) days following notice from the Holder that such event has occurred (herein individually referred to as an "Event of Default"), the Holder may declare the entire outstanding principal amount of this Note, together with all accrued but unpaid interest hereon and all other amounts payable hereunder and under the Pledge Agreement, immediately due and payable, by notice in writing to Obligor:

             3.1. Default in the payment of the principal of and unpaid accrued interest on the Note when due and payable; or

             3.2. Any material breach by the Obligor of any of his covenants under the Pledge Agreement; or

             3.3. (A) the Obligor shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Obligor, or seeking to adjudicate him a bankrupt or insolvent, or seeking arrangement, adjustment, liquidation, or other relief with respect to the Obligor or his debts or (y) seeking appointment of a receiver, trustee, custodian or other similar official for the Obligor or for all or any substantial part of his assets, or the Obligor shall make a general assignment for the benefit of his creditors; or (B) there shall be commenced against the Obligor any case, proceeding or other action of a nature referred to in clause
(A) above which (x) results in the entry of an order for such relief or appointment or (y) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (C) there shall be commenced against the Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of his assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (D) the Obligor shall take any action in furtherance of, or indicating his consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) the Obligor shall generally fail to pay or admits in writing his inability to pay his debts as they become due.

          4. GOVERNING LAW AND ADJUDICATION; RELATED MATTERS. This Note shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts applicable to contracts made and to be wholly performed within such State, without reference to principles of conflicts of laws. The Obligor hereby irrevocably consents that any suit, action or proceeding against him or any of his assets or properties arising out of or in any way connected with this Note or the Pledge Agreement may be instituted in any Massachusetts, New York State or United States federal court located in the City of Boston or the Borough of Manhattan in New York City, and by execution and delivery of this Note, the Obligor hereby irrevocably submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. The Obligor hereby irrevocably waives any objection which he may have at any time to the laying of venue of any such suit, action or proceeding brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over him. The Obligor irrevocably consents to the service of process out of any of the above-mentioned courts in any such suit, action or proceeding by the delivery of copies thereof in any manner prescribed in Section
5.4 hereof.

          5. MISCELLANEOUS.

             5.1. WAIVERS. The Obligor hereby waives diligence, presentment, demand, protest and notice (except as herein noted) of any kind in the enforcement of the Note.

             5.2. COSTS AND EXPENSES. The Obligor agrees to pay on demand all of the Holder's costs and expenses, including, without limitation, reasonable attorneys' fees, in connection with the collection of any sums due to the Holder and the enforcement, protection or perfection of its rights or interests hereunder or under the Pledge Agreement.

             5.3. ASSIGNMENTS. The Obligor may not assign or otherwise transfer any of his rights or delegate any of his obligations under the Note or the Pledge Agreement without the express prior written consent of the Holder. The Holder may assign or otherwise transfer the Note and any or all of its rights, interests or remedies hereunder, and may delegate any or all of its obligations hereunder, to any person or entity, upon written notice to the Obligor.

             5.4. NOTICES. All notices and other communications given or made pursuant to the Note shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, or (iii) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (A) If to the Holder:

                      Designs, Inc.
                      66 B Street
                      Needham, Massachusetts  02494
                      Attn:  Secretary

                      with a copy (which shall not constitute notice) to:

                      Kramer Levin Naftalis & Frankel LLP
                      919 Third Avenue
                      New York, New York  10022
                      Attn:  Peter G. Smith, Esq.

                  (B) If to the Obligor:

                      David A. Levin
                      150 Monadnock Road
                      Chestnut Hill, MA 02467

Each notice or communication shall be deemed to have been given on the date received.

                  IN WITNESS WHEREOF, the Obligor has duly executed and delivered this Note as of the date and year first written above.



                                 /S/ DAVID A. LEVIN
                                 --------------------------------
                                 DAVID A. LEVIN



         The undersigned, Ann Levin, wife of David A. Levin, has duly executed and delivered this Note as of the date and year first written above, as co-maker of and additional Obligor under this Note, and shall be liable for all of the obligations of the Obligor under this Note and the Pledge Agreement to the same extent as through named as the Obligor herein, provided that the liability of the undersigned Ann Levin in respect of the Obligor's obligations under this Note and the Pledge Agreement shall be limited to the right, title and interest, if any, of the undersigned in and to the Collateral (and the proceeds and products thereof) and shall be without personal recourse or personal liability for any deficiency if such Collateral (or the proceeds or products thereof) shall be insufficient to satisfy all of such obligations.


                                 /S/ ANN LEVIN
                                 --------------------------------
                                 ANN LEVIN